Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-63561, 2-90023, 2-95495, 33-2502, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-43128, 33-46521, 33-60642, 33-60696, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-08493, 333-40222, 333-40224, 333-47787, 333-47789, 333-48243, 333-57444, 333-69359, 333-79551, 333-87055, 333-50092, 333-53314, 333-53828, 333-75170, 333-113510, 333-132409, 333-156309, 333-163653 and 333-181951 and Form S-3 Nos. 333-08505, 333-08509, 333-17651, 333-87053, 333-48928, 333-51530, 333-53660, 333-160215 and 333-183490) of Analog Devices, Inc. and in the related Prospectuses of our reports dated November 26, 2013, with respect to the consolidated financial statements and schedule of Analog Devices, Inc., and the effectiveness of internal control over financial reporting of Analog Devices, Inc., included in this Annual Report (Form 10-K) for the year ended November 2, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 26, 2013